Case 15-60070   Document 501   Filed in TXSB on 05/23/16   Page 1 of 1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

VICTORIA DIVISION

In re:

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Chapter 11

§

HII TECHNOLOGIES, INC., et al.1

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15-60070 (DRJ)

Debtors

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(Jointly Administered)

NOTICE OF OCCURRENCE OF EFFECTIVE DATE OF

DEBTORS’ PLAN OF REORGANIZATION

PLEASE TAKE NOTICE that on April 15, 2016, the United States Bankruptcy Court for

the   Southern   District   of   Texas   entered   an   Order   in   the   above-captioned   chapter   11   cases

confirming the Debtors’ Plan of Reorganization (the “Plan”).

PLEASE TAKE FURTHER NOTICE that May 20, 2016 is the Effective Date (as defined in  the  Plan),  and  all  conditions  to  the  occurrence  of  the  Effective  Date  have  occurred  or  have been waived and the Plan is substantially consummated.

PLEASE   TAKE   FURTHER   NOTICE   that   All   Persons   seeking   an   award   by   the

Bankruptcy  Court  of  compensation  for  services  rendered  or  reimbursement  of  expenses  incurred through  and  including  the  Effective  Date  under  sections  327,  328,  330,  503(b)(2),  503(b)(3),  or

503(b)(4)  of  the  Bankruptcy  Code  shall  file  their  respective  final  applications  for  allowance  of compensation  for  service  rendered  and  reimbursement  of  expenses  incurred  by  the  date  that  is thirty (30) days after the Effective Date.

Respectfully submitted this 23rd day of May 2016,

MCKOOL SMITH P.C.

By:

/s/  Hugh  M.  Ray,  III

HUGH  M.  RAY,  III

State  Bar  No.  24004246

600  Travis,  Suite  7000

Houston,  Texas  77002

Telephone:  (713)  485-7300

Facsimile:  (713)  485-7344

Counsel for the Debtors

1      The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number,

are: (i) Apache Energy Services, LLC (4404); (ii) Aqua Handling of Texas, LLC (4480); (iii) HII Technologies,

Inc. (3686); (iv) Sage Power Solutions, Inc. fka KMHVC, Inc. (1210); and (v) Hamilton Investment Group, Inc.

(0150).

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